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                       G O D F R E Y  &  K A H N,  S. C.
                               Attorneys At Law
                            780 North Water Street
                           Milwaukee, WI  53202-3590
                   TEL: (414) 273-3500  FAX:  (414) 273-5198
                                 www.gklaw.com

                               November 29, 2000

Strong Common Stock Fund, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

     Re:  Strong Advisor Common Stock Fund
          Strong Advisor Focus Fund
          Strong Advisor Technology Fund

Gentlemen:

     You have asked us to furnish you with this opinion in connection with the preparation of a Registration Statement on Form N-1A (Registration Nos. 33-25399; 811-5687) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $.001 par value of the A, B, C, L and Z classes of the Strong Advisor Common Stock Fund and the A, B, C and L classes of each of the Strong Advisor Focus Fund and the Strong Advisor Technology Fund (the "Funds"), each a series of Strong Common Stock Fund, Inc. (the "Company"), in the manner set forth in the Registration Statement (and the Prospectuses of the Funds included therein).

     We have examined: (a) the Registration Statement (and the Prospectuses of the Funds included therein), (b) the Company's Articles of Incorporation and By-Laws, each as amended to date, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              GODFREY & KAHN, S.C.